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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:    February 5, 1999

                             LanVision Systems, Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                       0-28132               31-1455414
----------------------------         -------------        -------------------
(State or other jurisdiction          (Commission            (IRS Employer
     of incorporation)                File Number)        Identification No.)

              One Financial Way, Suite 400, Cincinnati, Ohio 45242
              ----------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code         (513) 794-7100
                                                   ----------------------------
Item 1.  Changes in Control of Registrant.

Item 2.  Acquisition or Disposition of Assets.

Item 3.  Bankruptcy or Receivership.

Item 4.  Changes in Registrant's Certifying Accountant.

Item 5.  Other Events.

         Registrant announced on February 4, 1999 that its customer The Detroit Medical Center (The DMC) seeks to terminate its contract with the Virtual Healthware Services division of LanVision, Inc., its wholly owned subsidiary, to provide outsourced service bureau operations. As of October 31, 1998, LanVision had reported that it expected to generate additional revenue of $5,500,000 over the remaining life of the contract. The Agreement between The DMC and LanVision does not provide for early termination, and The DMC has certain performance obligations. LanVision intends to initiate settlement discussions with The DMC. However, LanVision can not predict the outcome of these discussions at this time." See full text of the News Release attached as Exhibit 99.

Item 6.  Resignations of Registrant's Directors.

Item 7.  Financial Statements and Exhibits.


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   Exhibit No.        Description of Exhibit
   -----------        ----------------------
        99            News Release dated February 4, 1999 of LanVision
                      Systems, Inc.

Item 8.  Change in Fiscal Year


                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   LanVision Systems, Inc.

Date: February 5, 1999                             By: /s/ J. Brian Patsy
                                                       J. Brian Patsy
                                                       Chief Executive Officer


                                INDEX TO EXHIBITS

Exhibit No.     Description of Exhibit                    Sequential page No.

   99           News Release of LanVision Systems, Inc.
                Dated February 4, 1999                              3